EXHIBIT 4.4

                                SECOND AMENDMENT
                                ----------------

                  SECOND AMENDMENT (this "Amendment"), dated as of March 26, 1999, among HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H:


                  WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 17, 1994 and amended and restated as of November 20, 1997 (as amended, amended and restated, modified and/or supplemented through but not including the Second Amendment Effective Date referred to below, the "Credit Agreement"); and

                  WHEREAS, subject to and on the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement, as provided below;

                  NOW, THEREFORE, it is agreed:

I.       Amendments and Waivers to Credit Agreement.

                  1. Section 1.01 of the Credit  Agreement is hereby  amended by
(i) inserting the text ", the Incremental Revolving Facility" immediately after the text "Term Facility" appearing in said Section and (ii) inserting the following new clause (e) at the end of said Section:

                  "(e) Loans under the Incremental Revolving Facility (each, an "Incremental Revolving Loan" and, collectively, the "Incremental Revolving Loans") (i) shall be made at any time and from time to time on and after the Second Amendment Effective Date and prior to the IRF Maturity Date, provided that Incremental Revolving Loans may be made only when the sum of (A) the aggregate outstanding principal amount of Revolving Loans, plus (B) the Letter of Credit Outstanding (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), plus (C) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are paid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), equals $20,000,000, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Incremental Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Incremental Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Bank, after giving effect to any incurrence thereof, that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Incremental Revolving Loans of such Bank, equals the Incremental Revolving Commitment of such Bank at such time.".

                  2. Section 1.05 of the Credit  Agreement is hereby  amended by
(i) deleting the word "and" appearing at the end of clause (ii) of Section 1.05(a) and inserting a comma in lieu thereof and (ii) inserting the text "and
(iv) if Incremental Revolving Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, an "Incremental Revolving Note" and, collectively, the "Incremental Revolving Notes")" at the end of clause (a) of said Section.

                  3. Section 1.07 of the Credit Agreement is hereby amended by inserting the text ", Incremental Revolving Commitments" immediately after the text "Term Commitments" appearing in said Section.

                  4. Section 1.09 of the Credit Agreement is hereby amended by deleting clause (iv) of said Section in its entirety and inserting the following new clause (iv) in lieu thereof:

                  "(iv) no Interest Period with respect to a Borrowing of Term Loans or Revolving Loans may be elected that would extend beyond the Final Maturity Date and no Interest Period with respect to a Borrowing of Incremental Revolving Loans may be elected that would extend beyond the IRF Maturity Date;".

                  5. Section 3.01 of the Credit Agreement is hereby amended by inserting the following new clause (g) at the end of said Section:

                  "(g) The Borrower agrees to pay to the Agent a commitment fee (the "IRF Commitment Fee") for the account of each Non-Defaulting Bank with an Incremental Revolving Commitment for the period from and including the Second Amendment Effective Date to, but not including, the date upon which the Incremental Revolving Commitment has been terminated, computed for each day at a per annum rate equal to 1/2 of 1% multiplied by the then unutilized Incremental Revolving Commitment of such Bank. Such IRF Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the date upon which the Incremental Revolving Commitment is terminated.".

                  6.  Notwithstanding  anything  to the  contrary  contained  in
Section 3.02 of the Credit Agreement, (i) the Borrower may not voluntarily terminate or partially reduce the Total Revolving Commitment at any time prior to the IRF Termination Date and (ii) the Borrower shall have the right to terminate or partially reduce the unutilized Total Incremental Revolving Commitment, without premium or penalty, provided that (x) any such termination or reduction shall be applied to proportionally and permanently reduce the Incremental Revolving Commitment of each Bank with such a Commitment and (y) any such termination or reduction shall be in an amount equal to at least $1,000,000.

                  7. Section 3.03 of the Credit Agreement is hereby amended by deleting clauses (c) and (d) of said Section in their entirety and inserting in lieu thereof the following new clauses (c), (d), (e) and (f):

                  "(c)  The  Total   Incremental   Revolving   Commitment  shall
         terminate in its entirety on the earlier of (i) the IRF Maturity Date and (ii) the date on which any Change of Control occurs.

                  (d) On each date on which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f) or (g) would be required in the absence of Section 4.02(A)(j), the Total Incremental Revolving Commitment shall be permanently reduced by the amount otherwise required to be applied to repay Term Loans pursuant to said Section.

                  (e) On each date on and after the IRF Termination Date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f) or (g) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

                  (f) Each partial reduction of the Total Revolving Commitment or the Total Incremental Revolving Commitment pursuant to this Section
         3.03 shall apply proportionately to the Revolving Commitment or Incremental Revolving Commitment, as the case may be, of each Bank with such a Commitment.".

                  8.  Notwithstanding  anything  to the  contrary  contained  in
Section 4.01 of the Credit Agreement, the Borrower shall not be permitted to prepay voluntarily any Term Loans or Revolving Loans pursuant to said Section at any time prior to the IRF Termination Date, provided that at any time a new Letter of Credit is being issued under the Credit Agreement, the Borrower may repay Revolving Loans with the proceeds of Incremental Revolving Loans to the extent necessary so that after giving effect to such issuance and repayment the sum of the aggregate outstanding principal amount of Revolving Loans and of Swingline Loans plus Letter of Credit Outstandings at such time does not exceed the Total Revolving Commitment at such time.

                  9. Section 4.02(A)(a) of the Credit Agreement is hereby amended by inserting the following new clause (iii) at the end of said Section:

                  "(iii) If on any date the sum of the aggregate outstanding principal amount of Incremental Revolving Loans exceeds the Total Incremental Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of Incremental Revolving Loans in an aggregate amount equal to such excess.".

                  10. Section 4.02(A) of the Credit Agreement is hereby amended by inserting the following new clause (j) at the end of said Section:

                (j) "Notwithstanding anything to the contrary contained in Sections 4.02(A)(c), (d), (e), (f) and (g), no mandatory repayment of Term Loans otherwise required to be made pursuant to said Sections shall be required to be made prior to the IRF Maturity Date.".

                  11. Section 6.05(b) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 6.05(b) in lieu thereof:

                  "(b) The proceeds of all Revolving Loans and Incremental Revolving Loans may be used for the general corporate and working capital purposes of the Borrower and its Subsidiaries.".

                  12. Section 8.11 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

"Fiscal Quarter                                                  Ratio
 --------------                                                  -----
Fiscal quarter ended in December, 1998                         1.05 to 1
Fiscal quarter ended in March, 1999                            1.00 to 1
Fiscal quarter ended in June, 1999                             1.00 to 1
Fiscal quarter ended in September, 1999                        1.00 to 1

Each fiscal quarter ended thereafter                           1.15 to 1".


                  13. Section 8.12 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

"Fiscal Quarter                                                  Amount
---------------                                                  ------
Fiscal quarter ended in December, 1998                         $25,000,000
Fiscal quarter ended in March, 1999                            $20,000,000
Fiscal quarter ended in June, 1999                             $20,000,000
Fiscal quarter ended in September, 1999                        $20,000,000

Fiscal quarter ended in December, 1999                         $35,000,000
Fiscal quarter ended in March, 2000                            $42,500,000
Fiscal quarter ended in June, 2000                             $43,500,000
Fiscal quarter ended in September, 2000                        $45,500,000

Fiscal quarter ended in December, 2000                         $49,500,000
Fiscal quarter ended in December, 2001                         $50,000,000

Fiscal quarter ended thereafter                                $50,000,000".


                  14. Section 8.13 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting in lieu thereof the following new table:

"Fiscal Quarter                                               Ratio
 --------------                                               -----
Fiscal quarter ended in December, 1998                      2.85 to 1
Fiscal quarter ended in March, 1999                         3.60 to 1
Fiscal quarter ended in June, 1999                          3.00 to 1
Fiscal quarter ended in September, 1999                     3.00 to 1
Fiscal quarter ended in December, 1999                      2.25 to 1

Each fiscal quarter ended thereafter                        2.00 to 1".


                  15. Section 10 of the Credit Agreement is modified by deleting the definitions of "Commitment", "Facility", "Minimum Borrowing Amount" and "Total Commitment" in their entirety and inserting the following new definitions in appropriate alphabetical order:

                  "Adjusted Total Incremental Revolving Commitment" shall mean at any time the Total Incremental Revolving Commitment less the aggregate Incremental Revolving Commitments of all Defaulting Banks.

                  "Commitment"  shall  mean,  with  respect to each  Bank,  such
Bank's  Term  Commitment,   Revolving   Commitment  and  Incremental   Revolving
Commitment.

                  "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Facility, the Revolving Facility or the Incremental Revolving Facility.

                  "Incremental Required Banks" shall mean Non-Defaulting Banks whose Incremental Revolving Commitments (or, if after the Total Incremental Revolving Commitment has been terminated, outstanding Incremental Revolving Loans) constitute greater than 50% of the Adjusted Total Incremental Revolving Commitment (or, if after the Total Incremental Revolving Commitment has been terminated, the aggregate outstanding Incremental Revolving Loans of Non-Defaulting Banks).

                  "Incremental Revolving Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto directly below the column entitled "Incremental Revolving Commitment," as the same may be reduced or terminated from time to time pursuant to Section 3.02,
3.03 and/or 9 or adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 and/or 12.04.

                  "Incremental Revolving Facility" shall mean the Facility evidenced by the Incremental Revolving Commitment.

                  "Incremental Revolving Loan" shall have the meaning provided in Section 1.01(e).

                  "Incremental Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "IRF Commitment Fee" shall have the meaning provided in
Section 3.01(g).

                  "IRF Maturity Date" shall mean the earlier to occur of (i) December 31, 1999 and (ii) the IRF Termination Date.

                  "IRF Termination Date" shall mean that date upon which the Incremental Revolving Commitment has been terminated and all principal, accrued interest and other amounts owing in respect of Incremental Revolving Loans have been repaid in full.

                  "Minimum Borrowing Amount" shall mean (i) for Term Loans, Revolving Loans and Incremental Revolving Loans maintained as Base Rate Loans, $1,000,000, (ii) for Term Loans and Revolving Loans maintained as Eurodollar Loans, $5,000,000, (iii) for Incremental Revolving Loans maintained as Eurodollar Loans, $1,000,000 and (iv) for Swingline Loans, $100,000.

                  "Second Amendment" shall mean the Second Amendment to this Agreement, dated as of March 26, 1999.

                  "Second Amendment Effective Date" shall have the meaning provided in the Second Amendment.

                  "Total Commitment" shall mean the sum of the Total Term Commitment, the Total Revolving Commitment and the Total Incremental Revolving Commitment.

                  "Total Incremental Revolving Commitment" shall mean the sum of the Incremental Revolving Commitments of each of the Banks.

                  16. Incremental Revolving Commitments (and related outstanding obligations) shall be assignable on the same basis as Revolving Commitments (and outstanding Revolving Loans) under Section 12.04(b) of the Credit Agreement as if each reference to "Revolving Commitment" therein were instead a reference to "Revolving Commitment or Incremental Revolving Commitment", provided that assignments of Incremental Revolving Commitments may only be made to a Person which is a Bank on the Second Amendment Effective Date.

                  17. Section 12 of the Credit Agreement is hereby amended by adding the following new Section 12.17:

                  "12.17 Agreement for Benefit of Banks Making Incremental Revolving Loans. To induce the Banks with Incremental Revolving Commitments to make the Incremental Revolving Loans on the Second Amendment Effective Date, and for the benefit of such Banks and their successors and assigns, each Bank which executes the Second Amendment agrees for itself, and its successors and assigns, that such Bank (including for this purpose its successors and assigns) will not in the future agree to any amendment, modification or waiver to this Agreement which amends, modifies or waives the provisions of Section 1.01(e), 3.03, 4.02(A)(a)(iii), 4.02(A)(j) or the definitions of "Incremental Required Banks", "IRF Maturity Date" or "IRF Termination Date" in any manner adverse to the interests of any Bank holding Incremental Revolving Loans without the consent of the Incremental Required Banks at such time.".

                  18. Notwithstanding anything to the contrary contained in the Credit Agreement, no change, waiver, discharge or termination shall extend the IRF Maturity Date without the consent of each Bank with an Incremental Revolving Commitment.

                  19. Annex I to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof the new Annex I as it appears as attached hereto.

                  20.  The  Credit   Agreement  is  hereby  further  amended  by
inserting a new Exhibit B-4 thereto in the form of Exhibit B-4 attached hereto.

II.  Miscellaneous.
-------------------
                  1. In order to induce the Banks to enter into this Amendment, the Borrower hereby (i) makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Second Amendment Effective Date, both before and after giving effect to this Amendment.

                  2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the Borrower, the Required Banks and each Bank providing an Incremental Revolving Commitment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: John Giambalvo (facsimile number 212-354-8113).

                  6. So long as the Second Amendment Effective Date occurs, the Borrower shall pay (i) to each Bank which has executed a counterpart hereof on or prior to 5:00 P.M. (New York time) on the later to occur of March 26, 1999 or the Second Amendment Effective Date, a consent fee equal to 0.10% of the sum of
(x) its Revolving Commitment as in effect immediately prior to the Second Amendment Effective Date plus (y) the aggregate outstanding principal amount of Term Loans immediately prior to the Second Amendment Effective Date and (ii) to each Bank providing an Incremental Revolving Commitment which has executed a counterpart hereof on or prior to 5:00 P.M. (New York time) on the later to occur of March 26, 1999 or the Second Amendment Effective Date, a fee equal to 0.75% of its Incremental Revolving Commitment as in effect on the Second Amendment Effective Date. All fees payable pursuant to the immediately preceding sentence shall be paid to the Agent within one Business Day after the later date specified in the immediately preceding sentence, which fees shall be distributed by the Agent to the relevant Banks in the amounts specified in the immediately preceding sentence.

                  7. From and after the Second Amendment Effective Date, all references to the Credit Agreement in the Credit Agreement and the other Credit Documents shall be deemed to be references to the Credit Agreement as modified hereby.


                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                           HOSIERY CORPORATION OF
                                           AMERICA, INC.


                                           By:___________________
                                              Name:
                                              Title:


                                           BANKERS TRUST COMPANY,
                                           Individually and as Agent


                                           By:___________________
                                              Name: Mary Kay Coyle
                                              Title:


                                           BANK POLSKA KASA OPIEKI, S.A.


                                           By:____________________
                                              Name:
                                              Title:


                                           EUROPEAN AMERICAN BANK


                                           By:___________________
                                              Name:
                                              Title:


                                           FIRST UNION NATIONAL BANK


                                           By:____________________
                                              Name:
                                              Title:

                                           NATIONAL WESTMINSTER BANK PLC
                                           NEW YORK and/or NASSAU BRANCH


                                           By:____________________
                                              Name:
                                              Title:


                                            NATIONSBANK, N.A.


                                            By:____________________
                                               Name:
                                               Title:


                                                                        ANNEX I

                                   COMMITMENTS




                                                                                    Incremental
                                  Term                    Revolving                 Revolving
Bank                              Commitment              Commitment                Commitment
----                              --------------          ---------------           -------------

 Bankers Trust                    $30,588,235.00            $5,148,841.46           $2,235,474.00
 Company

 Bank Polska Kasa Opieki, S.A.                              $1,204,819.28

 European American Bank                                     $3,058,103.98             $764,526.00

 First Union National Bank        $11,470,588.00            $3,529,411.76           $1,000,000.00

 National Westminster Bank Plc    $11,470,588.00            $3,529,411.76

 NationsBank, N.A.                $11,470,588.00            $3,529,411.76           $1,000,000.00


 Total:                           $65,000,000.00           $20,000,000.00           $5,000,000.00
                                  ==============           ==============           =============

                                                                    EXHIBIT B-4





                       FORM OF INCREMENTAL REVOLVING NOTE

$_________                                                  New York, New York
                                                           ---------- --, ----


                  FOR VALUE RECEIVED, HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the IRF Maturity Date (as defined in the Agreement) the principal sum of _________________ DOLLARS ($_________) or, if less, the then unpaid principal amount of all Incremental Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Incremental Revolving Notes referred to in the Credit Agreement, dated as of October 17, 1994 and amended and restated as of November 20, 1997, among the Borrower, the lending institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the IRF Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice (other than notices expressly provided for in the Agreement) of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                                      HOSIERY CORPORATION OF
                                                      AMERICA, INC.


                                                      By:____________________
                                                         Name:
                                                         Title: